UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

WATERMARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55251	42-1768077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Dey Street, Suite 1503 New York, NY 10007
(Address of principal executive offices) (Zip Code)

(212) 330-8151
(Registrant’s telephone number, including area code)

3811 13th Avenue, Brooklyn, NY 11218
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.01 above is incorporated by reference into this Item 1.01.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On September 15, 2016, Double Grouper, LLC sold all 3,600,000 shares of common stock of Watermark Group, Inc. (the “Company”) held by it (which represented 80% of the total issued and outstanding capital stock of the Company on a fully diluted basis), to Ted Murphy for a purchase price of $50,000. The transaction was in accordance with the terms and provisions of a stock purchase agreement entered into effective as of September 15, 2016.

The foregoing description of the stock purchase agreement is qualified in its entirety by reference to the full text of the stock purchase agreement, a copy of which is attached hereto as Exhibit 10.8.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Adam Kovacevic; Appointment of Ted Murphy

Effective September 15, 2016, in connection with the closing of the stock purchase agreement described above, Mr. Kovacevic resigned as the sole officer and director of the Company and Ted Murphy was appointed sole director of the Company.

Ted Murphy, age 52, has been the Chief Executive Officer, Chief Financial Officer and Director of TJR Coatings, Inc. of Richmond Hill, Ontario, a formerly publicly-traded paint and wood coatings manufacturer and distributor.

Except as described herein, there are no related party transactions involving Mr. Murphy that would require disclosure pursuant to Regulation S-K Item 404(a).

There are no arrangements or understandings between Mr. Murphy and any other persons pursuant to which he was selected as an officer or director of the Company.

Currently, and for the past ten years, Mr. Murphy has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.8	Stock Purchase Agreement, entered into on September 15, 2016, between Double Grouper, LLC and Double Grouper LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERMARK GROUP, INC.

Date:   September 16, 2016

By: /s/ Ted Murphy

Name: Ted Murphy

Title: President and Chief Executive Officer

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